BYLAWS

OF

DAKOTA GOLD CORP.

ARTICLE I. CORPORATE OFFICES

Section 1.1. Registered Office and Agent. The registered office of Dakota Gold Corp. (the "Corporation") will be fixed in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation").

Section 1.2. Other Offices. The Corporation may have other offices, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") from time to time shall determine or the business of the Corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings; Meetings by Remote Communications.

(a) Place of Meetings. Meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as the Board of Directors shall determine.

(b) Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the Delaware General Corporation Law ("DGCL"), subject to such guidelines and procedures as the Board of Directors may adopt. Stockholders and proxyholders participation in a meeting by means of remote communication permitted shall be deemed to be present in person and eligible to vote at a meeting of stockholders.

Section 2.2. Annual Meetings.

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought by or at the direction of the Board of Directors or any duly authorized committee thereof, or (c) brought by a stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.2. For any business (other than nominations of persons for election to the Board of Directors, which is provided for in Section 2.3 of these By-Laws) to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the secretary of the corporation at the principal executive offices of the corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. For purposes of these Bylaws, public disclosure shall include disclosure in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

A stockholder's notice to the Secretary of the Corporation shall set forth the following:

(a) a brief description of the business desired to be brought before the annual meeting;

(b) the reasons for conducting such business at the annual meeting;

(c) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment);

(d) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; and

(e) as to the proposing stockholder:

(1) the name and address of such stockholder, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the proposal is being made;

(2) the class or series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and the beneficial owner, if any, on whose behalf the proposal is being made, as of the date of the stockholder's notice, and a representation that the stockholder will notify the Corporation in writing of the class and number of shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for the meeting;

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date of the meeting within five business days after the record date for such meeting;

(4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal;

(5) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(6) a representation whether the proposing stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such proposal, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal;

(7) the names and addresses of other stockholders (including beneficial and record owners) known by the proposing stockholder to support the proposal, and to the extent known, the class and number of all shares of the Corporation's capital stock owned beneficially or of record by such other stockholders; and

(8) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding anything in the Bylaws to the contrary and except as otherwise expressly provided in Rule 14a-8 of the Exchange Act, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.2, and if the presiding officer should so determine, the presiding officer shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.2; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals of business to be considered pursuant to this Section 2.2, and compliance with this Section 2.2 shall be the exclusive means for a stockholder to submit business other than nominations (other than business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act.

Section 2.3. Notice of Stockholder Nominees.

Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at an annual meeting of stockholders only (a) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (b) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.3. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

A stockholder's notice to the Secretary of the Corporation shall include the following:

(a) the name, age, business address, and residence address of each nominee proposed in such notice;

(b) the principal occupation or employment of each such nominee;

(c) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(d) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act;

(e) such person's written consent to being named in a proxy statement and to serving as a director of the Corporation if elected; and

(f) as to the proposing stockholder:

(1) the name and address of such stockholder, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the nomination is being made;

(2) the class or series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the stockholder's notice, and a representation that the stockholder will notify the Corporation in writing of the class and number of shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for the meeting;

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date of the meeting within five business days after the record date for such meeting;

(4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;

(5) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including the nominee, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee;

(7) the names and addresses of other stockholders (including beneficial and record owners) known by the proposing stockholder to support the nomination, and to the extent known, the class and number of all shares of the Corporation's capital stock owned beneficially or of record by such other stockholders, and

(8) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

(9) any other information relating to such proposing stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in the first paragraph of this Section 2.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the first paragraph of this Section 2.3 and there is no public disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.

No person shall be eligible for election as a director of the Corporation at an annual meeting unless nominated in accordance with the procedures set forth in these Bylaws. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding officer should so determine, the presiding officer shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded and such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.3; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.3, and compliance with Section 2.3 shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

Section 2.4. Special Meetings.

Except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may be called only by resolution adopted by a majority of the entire Board of Directors. No other person or persons may call a special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors or any duly authorized committee thereof or, (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 2.3 of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

No person shall be eligible for election as a director of the Corporation at a special meeting unless nominated in accordance with the procedures set forth in these Bylaws. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that the nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding officer should so determine, the presiding officer shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded and such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.4; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.4, and compliance with Section 2.4 shall be the exclusive means for a stockholder to make nominations at a special meeting of stockholders.

Section 2.5. Notice of Meetings.

(a) General. Notice of the place, if any, date and hour of any stockholders' meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the Corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, notice shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting.

(b) Manner of Notice. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder's mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given, any such notice may be given by electronic transmission in accordance with applicable law.

(c) Waiver of Notice. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice in accordance with Section 229 of the DGCL. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need to be specified in the waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

(d) Affidavit of Notice. An affidavit of the Corporation's Secretary, an assistant secretary or an agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6. Quorum. Except as otherwise provided by Delaware law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of 33 1/3 percent (33.33%) in voting power of the shares of stock entitled to vote at the meeting shall constitute a quorum. Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of 33 1/3 percent (33.33%) in voting power of the shares of each such class or series of stock shall also be required to constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the shares of stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 2.7 until a quorum is present or represented. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

Section 2.7. Adjourned Meeting; Notice. Either the chairperson of the meeting or the holders of a majority of the voting power of the shares of stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. Notice of an adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8. List of Stockholders Entitled to Vote. At least 10 days before every meeting of the stockholders, the Secretary of the Corporation shall prepare a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing each stockholder's address and number of shares registered in their name. The list need not include electronic mail addresses or other electronic contact information for any stockholder. For a period of at least ten (10) days ending on the day before the meeting date, such list shall be open to the examination of any stockholder for any purpose germane to the meeting (i) on a reasonably accessible electronic network (provided that the information required to gain access to such list is provided with the notice of the meeting) or (ii) during ordinary business hours at the Corporation's principal place of business. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that it is available only to stockholders. If the meeting is held at a place, the voting list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communications, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In either case, any stockholder may inspect the voting list at any time during the meeting.

Section 2.9. Vote Required. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder or by proxy for each share of the stock having voting power held by such stockholder. Subject to express provisions of the DGCL or of the Certificate of Incorporation requiring a different vote, any matter, other than the election of directors, properly brought before any meeting at which a quorum is present shall be decided by the affirmative vote of a majority of the voting power of the shares of stock present, in person or by proxy, at the meeting and entitled to vote on the matter. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, directors shall be elected by a plurality of the voting power of the shares of stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

Section 2.10. Conduct of Business.

(a) Chairperson; Secretary. The following people shall preside over any meeting of the stockholders: the chairperson of the Board of Directors (the "Chairperson"), if any, or, in the Chairperson's absence, the President, or, in the absence of all of the foregoing persons, a chairperson designated by the Board of Directors, or, in the absence of a chairperson designated by the Board of Directors, a chairperson chosen by the stockholders at the meeting. In the absence of the Secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules of Conduct. The Board of Directors or the chairperson of the meeting may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including, without limitation, rules, regulations and procedures regarding participation in the meeting by means of remote communication. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall determine the order of business and the procedure at the meeting, including such matters as the regulation of the manner of voting and the conduct of business, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, rules that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement, and (iv) limit the time allotted to stockholder questions or comments. Unless otherwise determined by the Board of Directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

Section 2.11. Inspector of Elections. In advance of any meeting of the stockholders, the Board of Directors shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspectors shall have the duties prescribed by Section 231 of the DGCL and may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties.

Section 2.12. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the Corporation; and

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.13. Action by Written Consent. Any action required or allowed to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation in accordance with Section 228(a) of the DGCL, except that: (a) if any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required; and (b) this provision for action by written consent does not supersede any specific provision for action by written consent contained in the DGCL.

Section 2.14. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of DGCL, provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

ARTICLE III. DIRECTORS

Section 3.1. General Powers. Subject to the provisions of the DGCL and any limitation in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2. Number of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors.

Section 3.3. Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 3.4. Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A resignation that is conditioned on a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.5. Vacancies. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. A director appointed by the Board of Directors shall hold office for the remainder of the term of the director he or she is replacing.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, if any, as may be determined from time to time by the Board of Directors.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson, the President or by any director. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

Section 3.8. Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours' notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.9. Notice of Meetings.

(a) General. Subject to this Article III, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if (i) in person or by telephone to the director at least twenty-four (24) hours in advance of the meeting, (ii) by personally delivering written notice to the director's last known business or home address at least forty-eight (48) hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via electronic mail) to the director's last known address for receiving electronic messages at least forty-eight (48) hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director's last known business or home address for delivery to that address no later than the business day preceding the date of the meeting, or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director's last known business or home address no later than the third business day preceding the date of the meeting. A notice of meeting need not specify the purposes of the meeting.

(b) Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Board of Directors or committee meeting need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 3.10. Quorum. At all meetings of the Board of Directors, a majority of the directors in office at the time shall constitute a quorum. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third (1/3) of the total number of directors is present. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.11. Vote Required. The Board of Directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.12. Chairperson; Secretary. If the Chairperson and the President are not present at any meeting of the Board of Directors, or if no such officers have been elected, then the Board of Directors shall choose a director who is present at the meeting to preside over it. In the absence of the Secretary and any assistant secretary, the Chairperson may appoint any person to act as secretary of the meeting.

Section 3.13. Meetings by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 3.14. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15. Fees and Expenses. Directors shall receive such reasonable fees for their services on the Board of Directors and any committee thereof and such reimbursement of their actual and reasonable expenses as may be fixed or determined by the Board of Directors.

Section 3.16. Committees of the Board of Directors. The Board of Directors may designate one or more committees (including without limitation, an executive committee), each of which shall consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board of Directors in such manner as the Board of Directors may from time to time determine. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the Board of Directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

ARTICLE IV. OFFICERS

Section 4.1. Positions and Election. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer (the "Chief Executive Officer"), a president (the "President"), a chief financial officer (the "Chief Financial Officer"), a treasurer (the "Treasurer"), and a secretary (the "Secretary"). The Board of Directors, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these by-laws. Any two or more offices may be held by the same person.

Section 4.2. Term. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to such officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.3. Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these by-laws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.4. President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.

Section 4.5. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings, and shall perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairperson or the Chief Executive Officer.

Section 4.7. Treasurer. The Treasurer of the Corporation shall have the custody of the Corporation's funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of the Treasurer's transactions as Treasurer and of the financial condition of the Corporation.

Section 4.8. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.9. Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V. STOCK

Section 5.1. Stock Certificates. Shares of the Corporation's stock may be certified or uncertified, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Shares of stock represented by certificates shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.3. Stockholder Addresses. It shall be the duty of each stockholder to notify the Corporation of its address.

Section 5.4. Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person's attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. The Board of Directors may make further rules and regulations concerning the transfer and registration of shares of stock and, in the case of certificated shares, the certificates representing them.

Section 5.5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.6. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation may direct a new stock certificate or uncertificated shares to be issued in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner's legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI. GENERAL PROVISIONS

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 6.2. Corporate Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.4. Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.5. Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 6.6. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

Section 6.7. Amendments. The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal these Bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Section 6.8. Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the Corporation's Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

ARTICLE VII. INDEMNITY

Section 7.1. Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any person who is or was made or threatened to be made a party or it otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (an "Action"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer agent of the Corporation or, while a director or officer, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (each, an "Indemnified Person"), against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with an Action (or part thereof) commenced by such person only if the commencement of such Action (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 7.2. Advancement of Expenses. Upon written request from an Indemnified Person, the Corporation shall pay the expenses (including attorneys' fees) actually and reasonably incurred by such Indemnified Person in connection with any Action in advance of its final disposition upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.3. Non-Exclusivity of Rights. The rights contained in this Article VII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

Section 7.4. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 7.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 7.6. Repeal, Amendment, or Modification. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these Bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

ARTICLE VIII. EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner of stock) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or claim based on, breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee of the Corporation to the Corporation or the Corporation's stockholders (including a beneficial owner of stock), (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Corporation's Certificate of Incorporation or these Bylaws, or (iv) any action to interpret, apply, enforce or determine the validity of the Corporation's Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this Article VIII is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article VIII (an "Enforcement Action"); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Adopted: May 14, 2024